EX-23.1
                          CONSENT OF MICHAEL A. LITTMAN


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                                  EXHIBIT 23.1

                               Michael A. Littman
                                 Attorney at Law
                         10200 W. 44th Avenue, Suite 400
                              Wheat Ridge, CO 80033

                       (303) 422-8127 Fax: (303) 422-7796

                                     CONSENT

         I hereby consent to the use in the Form SB-2 of XIN NET CORP. under the Securities Act of 1933, of my opinion letter dated November 8, 1999.

                                                     /s/Michael A. Littman
                                                     -----------------------
                                                     Michael A. Littman
                                                     Attorney at Law
                                                     November 8, 1999